Exhibit 99.1

Allied Nevada Gold Corp. 9790 Gateway Drive Suite 200 Reno, NV 89521 USA	NEWS RELEASE

Allied Nevada Suspends Mining Operations and Shifts Focus to Process Operations and Mill Demonstration Plant

July 8, 2015 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “us” or the “Company”) (OTC BB: ANVGQ) announces that it has suspended mining operations, effective immediately, to maximize cash flow and minimize spending through the remainder of its chapter 11 process. The Company will continue to process and produce gold and silver through the operation of the heap leach pads and Merrill-Crowe processing plants. Inventory on the heap leach pads at June 30, 2015 was approximately 260,000 recoverable ounces of gold, sufficient to maintain metal production for the next 12-18 months.

“This was a very difficult decision to make with the understanding that it will impact our employees and the businesses and communities that depend on the Hycroft Mine,” commented Randy Buffington, President & CEO of Allied Nevada. “However, the current metal price environment, cost pressures and workforce challenges we have encountered over the last few months have adversely impacted our ability to meet our operating goals. This change, while unfortunate, is critical to getting the Company through the bankruptcy process.”

In addition to continuing metal process operations, Allied Nevada intends to complete construction of and operate a 10 ton per day mill demonstration plant for processing of sulfide ores. The demonstration plant is expected to start-up in September 2015 and will include all phases of the mill process flow sheet, from grinding and flotation through AAO and precious metals recovery. The primary goal of the demonstration plant is to further substantiate the conclusions of the feasibility study regarding the processing of sulfide ores and constructing a mill, including that the assumptions for proposed capital, and whether operating and recovery projections are attainable in a commercial setting.

At this time Allied Nevada does not have an expected time-frame for, or an expectation with respect to, the restart of mining operations, if at all. The Company is continuing to work with its primary creditor constituencies to formulate modifications to its previously filed proposed plan of reorganization in order to emerge from chapter 11 as soon as possible.

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934., as amended (the “Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements, and include, but are not limited to construction of the demonstration plant, the feasibility of processing sulfide ores, the processing and production of gold and silver from the heap leach pads, the completion of the bankruptcy process, determinations of the feasibility of constructing a mill, restarting of mining operations ; and other factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K, its latest Quarterly Report on Form 10-Q and its other recent SEC filings (and Canadian filings). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Suspension of Mining Operations	2